Exhibit 10.1

SECURED PARTY SALE AGREEMENT

This Secured Party Sale Agreement (the “Agreement”) is entered into as of March 21, 2008, by and between NewStar Financial, Inc., a Delaware corporation (“Seller”), as administrative agent and  lender under the Credit Agreement (as hereinafter defined), USDC Portsmouth, Inc., a California corporation (“Purchaser”), and U.S. Dry Cleaning Corporation, a Delaware corporation (“Parent”).

WITNESSETH

WHEREAS, Seller has a duly perfected security interest in and lien on substantially all of the assets of Zoots Corporation, a Delaware corporation (“Zoots”), Zoots Holding Corporation, a Delaware corporation (“Holding”), Delivery LLC, a Delaware limited liability company (“Delivery,” and together with Zoots and Holding, the “Companies,” each of which may be referred to from time to time herein individually as a “Company”), and Widmer’s, LLC, a Delaware limited liability company (“Widmer’s”), to secure all liabilities, obligations and indebtedness owing to Seller under that certain Credit and Security Agreement dated as of April 1, 2005 among Zoots as borrower, Holding, Delivery and Widmer’s as guarantors, and Seller (as successor lender thereunder) (as amended from time to time, the “Credit Agreement”), and the other agreements, documents and instruments entered into in connection therewith (collectively, the “Credit Documents”);

WHEREAS, Events of Default (as defined in the Credit Agreement) have occurred and are continuing;

WHEREAS, as a result of such Events of Default and contemporaneously with the execution and delivery hereof, Seller is conducting a private sale to Purchaser pursuant to Section 9-610 of the UCC (as defined below) of certain of the assets of the Companies;

WHEREAS, the Companies have consented to the sale provided for in this Agreement and have entered into an Assignment and Assumption Agreement with Purchaser of even date herewith (the “Assignment Agreement”), which, among other things, provides for the assignment to Purchaser at Closing of certain contracts to which the Companies are party; and

WHEREAS, the parties desire to memorialize the terms and conditions under which Seller will sell to Purchaser, and Purchaser will purchase from Seller, certain of the assets of the Companies.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
THE TRANSACTIONS; CLOSING

1.1.           Purchase and Sale of Purchased Assets.  Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Seller, in its capacity as a secured creditor conducting a private foreclosure sale pursuant to Section 9-610 of the UCC, shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, all of the Companies’ rights in and to the assets of the Companies’ assets described on Schedule 1.1 hereof (all of such assets being referred to herein as the “Purchased Assets”).

1.2.           Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the Purchased Assets do not include:  (a) those assets described in clauses (i), (vi) (to the extent that any fixtures are deemed are to be real estate requiring a filing with local records), (xii) and (xiii) of Section 2(q) to the Assignment Agreement (to the extent  Seller does not have a perfected security interest under applicable law), and those assets described on Schedule 3(a) of the Assignment Agreement (to the extent  Seller does not have a perfected security interest under applicable law), (b) except $15,000 of the Companies cash on hand in Virginia and $52,400 of deposits currently in possession of landlords under real estate leases being assigned to the Purchaser under the Assignment Agreement, the Companies’ cash, including deposits and escrows held by others, (c) all amounts due to any Company from any other Company or Widmer’s, (d) any equity interests owned or held by any Company, (e) any deposit or investment account of any Company at any financial institution, (f) any real estate assets, including, without limitation, any rights under any leases and fixtures (to the extent perfection of the security interest in such fixtures requires a filing with land records), (g) motor vehicles, (h) any other assets in which Seller does not have a perfected security interest, and (i) rights of the Companies in its trademarks and trade names and the rights of third parties to use such trademarks and tradenames in any jurisdictions other than Georgia, Maryland,  North Carolina, South Carolina and Virginia.

1.3.           Certain Definitions.  Capitalized terms not defined herein shall have the meaning set forth in the Assignment Agreement.  For purposes of this Agreement, the following terms shall have the meanings indicated below:

(a)           “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

(b)           “Key Landlord Consents” means, collectively, written estoppels and consents from the Companies’ landlords with respect to the following stores:   Store No. 76, in form and substance reasonably satisfactory to Purchaser.

(c)           “Lien” means any security interest, mortgage, lien, pledge, adverse claim, interest, charge, option, conditional sale or other title retention agreement, or other similar encumbrance.

(d)           “Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a governmental entity or any agency, instrumentality or political subdivision of a governmental entity, or any other entity or body.

(e)           “UCC” means the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts.  Section references herein with respect to the UCC are to Article 9 of the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts.

1.4.           Consideration.  The consideration (the “Consideration”) to be given by Purchaser for the Purchased Assets shall consist of the following:

(a)           $764,929 which shall be paid in cash to Seller on the Closing Date (less the deposit amount paid by Purchaser pursuant to Section 1.4(c) below and the amount paid to the Seller in escrow pursuant to Section 1.7 below) in immediately available funds via wire transfer, in accordance with wire instructions to be provided by Seller at or prior to the Closing; and

(b)           Purchaser’s 10% Senior Secured Note in the initial principal amount of $975,000 made to the order of Seller (the “Note”), as described in Section 1.5 below (the sum of Sections 1.4(a) and 1.4(b) are the “Purchase Price”), the payment of which Note shall be unconditionally guaranteed by the Parent pursuant to a guaranty substantially in the form of Exhibit A (the “Guaranty”).

(c)           Upon execution of this Agreement, Purchaser shall have paid to Seller a deposit in the amount of $100,000 (the “Deposit”), to be credited against the Purchase Price for the Purchased Assets conveyed pursuant to the Sale Agreement.  The Deposit shall be held in escrow until Closing, and shall be refunded unless (i) the Assignment Agreement is terminated in accordance with Section 8(a)(iii) thereof, (ii) this Agreement is terminated pursuant to Section 6.1(c) hereof, or (iii) the transactions contemplated by this Agreement and the Assignment Agreement has closed on the Closing Date.  If the deposit is to be refunded, the Seller shall promptly cause the Deposit to be returned to Purchaser on March 25, 2008 unless otherwise agreed by the parties hereto in writing.

1.5.           Note, Security Agreement and Pledge.  The Note to be delivered by Purchaser to Seller pursuant to Section 1.4(b) above shall be in substantially the form of Exhibit B hereto.  The Note shall mature six (6) months after the Closing Date, with interest payable on a bi-monthly basis.  The Note will be secured by (i) a second priority security interest in all tangible and intangible property, whether now existing or hereafter acquired or created, of Purchaser, and (ii) a second priority pledge of the shares of the Purchaser by the Parent ((i) and (ii) are collectively, the “Collateral”) pursuant to a security agreement substantially in the form of Exhibit C (the “Security Agreement”), and a pledge agreement substantially in the form of Exhibit D (the “Pledge Agreement”).  Purchaser would be prohibited from pledging the Collateral to secure any other indebtedness, liability or obligation, provided that nothing herein, or in the Security Agreement, shall prohibit Purchaser from granting purchase money security interests solely in assets financed by unrelated third parties.

1.6.           Closing.  The transactions contemplated hereby (the “Transactions”) shall take place at a closing (the “Closing”) to be held on (a) the earlier of March 24, 2008, and five (5) business days after the satisfaction or waiver of the conditions at Closing specified in Article 5 hereof (other than those conditions which are normally performed at the Closing, but subject to the satisfaction or waiver of such conditions), or (b) such other date as agreed to in writing by Seller and Purchaser (the “Closing Date”).  The Closing may be conducted remotely by exchanging signatures via electronic transmission, with original signatures to be exchanged via overnight mail.

1.7.           Retention in Connection with Key Landlord Consents.  If the Companies fail to deliver the Key Landlord Consent on or prior to the Closing Date, Purchaser shall pay in escrow to Seller on the Closing Date $38,744, less 50% of each Retained Amount (as hereinafter defined) with respect to which a Key Landlord Consent has been obtained on or before the Closing Date and the related security deposit.  The Consideration may be reduced by the following amounts (collectively, the “Retained Amounts”):  (i) with respect to Store No. 76, $70,000, and (ii) the amount of the security deposit under the foregoing lease, as hereinafter provided.  On May 1, 2008, with respect to lease above for which a Key Landlord Consent has not been timely obtained, Purchaser shall promptly instruct the Seller, in writing, to transfer 50% of the Retained Amount (together with the related security deposit) to Purchaser from the escrow, and 50% shall be set-off by Purchaser against the payments due under the Note (in which event the Note shall be deemed to be automatically amended accordingly)(effective May 1, 2008) in accordance with the terms hereinafter set forth.  In the event that the Companies or the Seller subsequently deliver any such Key Landlord Consent to Purchaser on or prior to April 30, 2008, Purchaser shall promptly instruct Seller, in writing, to transfer to Seller the cash component of the Retained Amount, together with the related security deposit, with respect to such Key Landlord Consent..  In the event that the Companies fail to deliver the Key Landlord Consent to Purchaser on or prior to April 30, 2008, the Consideration shall automatically be reduced by an amount equal to the relevant Retained Amount and the amount of the related security deposit, and (x) Purchaser shall promptly instruct Seller, in writing, to transfer to Purchaser from the escrow the cash component of such Retained Amount and the related security deposit and (y) Purchaser shall set-off the remaining 50% of the relevant Retained Amount against the payments due under the Note, in which event the Note shall be deemed to be automatically amended accordingly (effective May 1, 2008).  If the principal amount of Note is deemed to be automatically amended in accordance with this Section 1.7, Purchaser shall promptly deliver to Seller a replacement Note (identical in all regards to the previous Note other than with respect to the reduced principal amount) which Seller shall exchange for such previous Note.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that each of the statements contained in this Article 2 is true and correct on the date hereof, and as of the Closing Date:

2.1.           Organization, Power and Standing.  Seller and Lender is duly organized, validly existing and in good standing under the laws of the state of its organization, and in the case of Seller, has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Seller is the duly appointed and acting agent of the Lender, with full power and authority to act on its behalf in the manner set forth in, or as contemplated by, this Agreement.

2.2.           Due Authorization.  Seller has full power and authority and has taken all required action on its part necessary to permit it to execute and deliver and to carry out the terms of this Agreement and the other agreements, instruments and documents contemplated hereby.

2.3.           Seller Liens; Sale Process.  The Companies’ liabilities to Seller (as agent for the Lenders) are secured by valid, duly perfected liens on and security interests in favor of Seller against all of the Purchased Assets.  The Companies are in default under the Credit Documents and, as a result, Seller is entitled to conduct the private foreclosure sale provided for in this Agreement and exercise all available remedies under the UCC and to sell, transfer and convey all of the Companies’ rights in and to the Purchased Assets to Purchaser pursuant to this Agreement.  Neither Seller nor any Lender has transferred or otherwise assigned or conveyed any right, title or interest of any Company in and to the Purchased Assets pursuant to Section 9-610 of the UCC or otherwise to any Person or entered into any agreement, other than this Agreement, providing therefor.  Seller has or at Closing will have appropriate access to the Purchased Assets to allow for a sale to be completed pursuant to the Credit Documents and Section 9-610 of the UCC.  Seller has taken, or will take at or prior to Closing, all actions necessary under the UCC and the Credit Documents to conduct a commercially reasonable sale of the Purchased Assets under the UCC pursuant to a private foreclosure sale under Section 9-610 thereof, and to transfer the rights of the Companies in and to the Purchased Assets in accordance with the provisions of the UCC and this Agreement.  The conveyance contemplated in this Agreement complies with the requirements of Article 9 of the UCC with respect to the Purchased Assets.

2.4.           Validity and Enforceability.  This Agreement is, and each of the other agreements, documents and instruments contemplated hereby to which Seller or any Lender is a party shall be when executed and delivered by Seller or such Lender, the valid and binding obligations of Seller or such Lender enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by laws related to the availability of specific performance, injunctive relief or other equitable remedies.

2.5.           No Conflict.  Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) violate the organizational documents or governing instruments of Seller or any Lender; (ii) violate, be in conflict with, or constitute a default under, or require the consent of any third party to, any contract or other agreement to which Seller or any Lender is a party (including but not limited to the Credit Agreement, any forbearance or other agreement any Company and Seller), or any contract or other agreement included in the Purchased Assets or to be assigned to Purchaser pursuant to the Assignment Agreement; or (iii) violate any statute, law, regulation, judgment, order or decree of any Governmental Authority applicable to Seller or any Lender.

2.6.           Brokers; Agents.  Seller has not dealt with any agent, finder, broker or other representative in any manner which could result in Purchaser being liable for any fee or commission in connection with the subject matter of this Agreement or the Transactions.

2.7.           Litigation.  To the knowledge of Seller, there is no order, litigation, action or proceeding pending or threatened against Seller to be brought before any Governmental Authority seeking to enjoin, restrain or prohibit the Transactions or that may (or be reasonably expected to) adversely effect the ability of Purchaser to own or operate the Purchased Assets.  To the knowledge of Seller, there is no litigation or action pending or threatened against Seller that might call into question the validity of this Agreement or the other documents evidencing the Transactions, or any action taken or to be taken pursuant hereto or thereto.

2.8.           Companies’ Obligations to Seller.  Seller is the sole holder of all promissory notes evidencing the Companies’ obligations under the Credit Agreement, and is currently the sole lender thereunder.

2.9.           No Other Representations or Warranties.  Seller acknowledges that neither Purchaser nor any of its managers, officers, members, subsidiaries, employees, consultants, agents or advisors makes or has made any representation or warranty to Seller, any Lender, or their Affiliates, except for the representations and warranties made by Purchaser and expressly set forth in Article 3 of this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

Purchaser and Parent each represents and warrants to Seller that each of the statements contained in this Article 3 is true and correct as of the date hereof and as of the Closing Date:

3.1.           Organization, Power and Standing.  Purchaser is duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to execute and deliver this Agreement, the Note, and the Security Agreement and to perform its obligations hereunder and thereunder.  Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute and deliver this Agreement and the Pledge Agreement and to perform its obligations hereunder and thereunder.

3.2.           Authority.  Purchaser and Parent each has full power and authority and has taken all required action on its part (including board and stockholder approval, as applicable) necessary to permit it to execute and deliver and to carry out the terms of this Agreement and the other agreements, instruments and documents of Purchaser and Parent contemplated hereby.

3.3.           No-Conflict.  Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) violate the organizational documents or governing instruments of Purchaser or Parent; (ii) violate, be in conflict with, or constitute a default under, or require the consent of any third party to, any contract or other agreement to which Purchaser or Parent is a party; or (iii) violate any statute, law, regulation, judgment, order or decree of any Governmental Authority applicable to Purchaser or Parent.

3.4.           Validity and Enforceability.  This Agreement is, and each of the other agreements, documents and instruments contemplated hereby to which Purchaser and /or Parent is a party shall be when executed and delivered by Purchaser and/or Parent, the valid and binding obligations of Purchaser and Parent, respectively,  enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by laws related to the availability of specific performance, injunctive relief or other equitable remedies.

3.5.           Financial Ability.  Purchaser has the financial capability to consummate the Transactions contemplated by this Agreement and Purchaser understands that Purchaser’s obligations hereunder are not in any way contingent or otherwise subject to (i) Purchaser’s consummation of any financing arrangements or Purchaser obtaining any financing or (ii) the availability of any financing to Purchaser.

3.6.           No Other Representations or Warranties.  Purchaser and Parent each acknowledges that neither Seller nor any of its directors, officers, stockholders, employees, consultants, agents or advisors makes or has made any representation or warranty to Purchaser, Parent, its Affiliates or its financing sources and that the Purchased Assets are being conveyed to Purchaser “as-is and where-is,” except for the representations and warranties made by Seller expressly set forth in Article 2 of this Agreement.

3.7.           Existing Liens and Creditors Rights.  The Purchaser and Parent warrant and represent that:

(a)           Other than Seller’s security interests contemplated hereunder, Setal 2, LLC is the sole party with security interests in (i) tangible and intangible property of the Purchaser, and (ii) the capital stock of the Purchaser.

(b)           There are no existing intercreditor agreements between any parties with respect to the assets described in Section 3.7(a)(i) and (ii).

ARTICLE 4
COVENANTS

4.1           Efforts.  Pending the Closing, Seller and Purchaser will use commercially reasonable efforts to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the Transactions contemplated by this Agreement.

4.2           Confidentiality. Pending the Closing of all of the transactions contemplated hereby, all trade secrets or other information of a business, financial, marketing, technical or other nature pertaining to the Companies or any Company obtained by Purchaser from or on behalf of Seller or the Companies will be kept confidential and will not be disclosed by Purchaser other than to its officers, employees, advisors and financing sources; provided that the foregoing restriction shall not apply to information which (a) is lawfully and independently obtained by Purchaser from a third party without restriction as to disclosure by Purchaser, (b) was known by Purchaser prior to its disclosure by or on behalf of Seller or the Companies, (c) is in the public domain or enters into the public domain through no fault of Purchaser, or (d) Purchaser is required by law or legal process to disclose.  If this Agreement is terminated, Purchaser will cause to be delivered to Seller, and/or the Companies, as applicable, all materials obtained by Purchaser from or on behalf of Seller or the Companies, whether obtained before or after the date of this Agreement.  Following the Closing, Purchaser shall not, directly or indirectly, disclose, divulge or make use of any trade secrets or other information of a business, financial, marketing, technical or other nature pertaining to Seller or the Companies that does not solely relate to the Purchased Assets, including information of others that Seller and/or the Companies have agreed to keep confidential.  Nothing in this Agreement, including, without limitation, this Section 4.2, shall prevent Purchaser from making any public announcement and/or filings that it may be required to make under applicable Law.

4.3           Exclusivity.  From the date of this Agreement through the Closing Date, unless this Agreement is earlier terminated pursuant to Section 6, except as required by applicable law, Seller shall deal exclusively with Purchaser and agrees that neither Seller nor any shareholder, employee, agent, or other Affiliate of Seller will solicit, initiate, knowingly encourage, or participate in discussions or negotiations with any third party other than Purchaser regarding any proposals or offers relating to (i) the issuance, sale or other disposition of any capital stock or any portion of the business or assets of any of the Companies or (ii) the merger, consolidation, or other business combination of any of the Companies with any other Person.  Seller hereby agrees that it will immediately notify Purchaser in the event it is contacted by, or receives an unsolicited bid or offer, from any Person or their representatives concerning any transaction that is covered by this Section 4.3.

ARTICLE 5
CONDITIONS TO CLOSING

5.1.           Conditions to Obligations of Purchaser.  Unless waived in writing by Purchaser, the obligation of Purchaser hereunder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

(a)           Representations and Warranties True. The representations and warranties of Seller contained in Article 2 shall be true and accurate in all material respects (except that each representation or warranty already qualified by materiality shall be true and correct in all respects) on and as of the date of the Closing with the same effect as though made on and as of such date.

(b)           Covenants Performed. Seller shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by them hereunder on or prior to the date of the Closing.

(c)           Deliveries By Seller.  At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser, the following:

(i)           a duly executed Secured Party Bill of Sale, in form and substance satisfactory to Purchaser and Seller, transferring the rights of the Companies in the Purchased Assets to Purchaser, free and clear of any subordinate Liens to the extent provided in UCC Section 9-617, together with a transfer statement (as defined in the UCC) signed by Seller;

(ii)           a duly executed letter of direction to the Companies, in form and substance satisfactory to Purchaser and Seller, directing the Companies to immediately deliver possession of the Purchased Assets to Purchaser;

(iii)           a receipt duly executed by Seller evidencing payment of the Purchase Price;

(iv)           a certificate, dated the Closing Date, signed by Seller certifying as to Seller’s compliance with clauses 5.1 (a) and (b) above; and

(v)           such other instruments or documents as Purchaser reasonably may request to fully effect the transfer of the Purchased Assets and to confer upon Purchaser the benefits contemplated by this Agreement, including, without limitation, such title transfer documents, mortgage and lien releases, registration instruments and other documents as may be necessary to convey to Purchaser debtor’s rights in the Purchased Assets.

(d)           Assignment Agreement.  All conditions to the closing of the transactions contemplated by the Assignment Agreement shall have been waived or satisfied, and the transactions contemplated by the Assignment Agreement shall be consummated simultaneously with the transactions contemplated hereby.

(e)           No Injunction.  The consummation of the Transactions contemplated hereby shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

(f)           Actions and Proceedings.  Prior to the Closing, all actions, proceedings, instruments and documents required to carry out the Transactions contemplated hereby or incident hereto and all other legal matters required for such Transactions shall have been reasonably satisfactory to counsel for Purchaser.

(g)           Continuous Operation.  From the date of this Agreement through the Closing Date, the Companies shall have continued to operate the Business in the ordinary course, consistent with current practices, including, without limitation, to service the Purchased Routes, to operate the Purchased Stores and the Purchased Facilities and to maintain the Conveyed Assets.

(h)           Acknowledgments.  At or prior to the Closing, the Companies and Charlesbank Capital Partners, LLC (“Charlesbank”), in its capacity as agent for the purchasers under that certain Note Purchase Agreement dated February 16, 2007 between the purchasers, Holding, and Charlesbank, shall acknowledge in writing (in form and substance reasonably satisfactory to Purchaser) that the Transactions contemplated hereby are commercially reasonable and that the Purchase Price is adequate, fair and reasonable.  The Companies and Charlesbank (as agent) shall also have waived in writing any rights of redemption they may have with respect to the Purchased Assets.

(i)           Credit Documents.  Purchaser shall have received evidence reasonably satisfactory to it that Seller has the right, and has been duly authorized under, the Credit Documents to enter into this Agreement and consummate the Transactions.

5.2.           Conditions to Obligations of Seller.  Unless waived in writing by Seller, the obligation of Seller hereunder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

(a)           Representations and Warranties True.  The representations and warranties contained in Article 3 shall be true and accurate in all material respects on and as of the date of the Closing with the same effect as though made on and as of such date.

(b)           Covenants Performed.  Purchaser shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by it under this Agreement on or prior to the date of the Closing.

(c)           Deliveries By Purchaser.  At the Closing, Purchaser and Parent shall deliver, or cause to be delivered, to Seller, the following:

(i)           the Purchase Price (including any amounts required to be paid to the Seller in escrow), the Note and the Security Agreement, each duly executed by Purchaser, and the Pledge Agreement and Guaranty, each duly executed by the Parent;

(ii)           a certificate from the Secretary of Purchaser attesting to the incumbency of the officers of Purchaser signing the Transaction documents, to Purchaser’s organizational documents and to the resolutions of Purchaser’s authority regarding the execution, delivery and performance of this Agreement and the other Transaction documents to which Purchaser is a party and the authority of the officers of Purchaser to execute the same.

(iii)           a certificate from the Secretary of Parent attesting to the incumbency of the officers of Parent signing the Transaction documents, to the Parent’s organizational documents and to the resolutions of Parent’s authority regarding the execution, delivery and performance of this Agreement, the Guaranty and the Pledge Agreement and the other Transaction documents to which Parent is a party and the authority of the officers of Parent to execute the same.

(iv)           a good standing certificate for Purchaser from the Secretary of State of California; and

(v)           a good standing certificate for Parent from the Secretary of State of Delaware;

(vi)           evidence satisfactory to Seller that the Parent has secured the Guaranty with a perfected security interest in the capital stock of Purchaser by delivering the original certificates and signed stock powers to Setal 2,LLC; and

(vii)           such other instruments or documents as Seller reasonably may request to fully effect the transfer of the Purchased Assets and to confer upon Seller the benefits contemplated by this Agreement.

(d)           No Injunction.  The consummation of the Transactions contemplated hereby shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

(e)           Intercreditor Agreement.  Seller shall have entered in an intercreditor agreement, in form and substance satisfactory to Seller, with the Purchaser, Parent, and the party holding a first priority security interest in the Collateral, with respect to certain matters relating to such Collateral, providing, among other things, (1) limits the maximum amount of first lien debt issued by Purchaser to $1,500,000; (2) allows Seller to foreclose on Collateral sixty (60) days after default unless senior lender diligently pursues its enforcement rights against Collateral; and (3) allows Seller the unfettered right to pursue other right and remedies against Purchaser and Parent after default under the Note and related documents.

(f)           Credit Documents.  Purchaser shall have executed and delivered to Seller the Note and Security Agreement, and Parent shall have executed and delivered to Seller the Guaranty and Pledge Agreement.

(g)           First Lien Loan Documents.  Purchaser shall have furnished the Seller, on the Closing Date, a complete set of fully executed loan documents relating the first lien loan to the Purchaser, including without limitation a stock pledge agreement and amendment to the first lien security agreement..

Seller’s delivery of the Secured Party Bill of Sale and receipt for the Purchase Price shall be deemed to evidence Seller’s agreement that all conditions set forth in this Article 5 are satisfied or deemed waived.

ARTICLE 6
TERMINATION

6.1.           Termination.  This Agreement and the Transactions contemplated hereby may be terminated at any time prior to the Closing:

(a)           by mutual written consent of Purchaser and Seller;

(b)           by Purchaser, if Seller shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of Seller set forth in this Agreement shall not be true and correct to the extent set forth in Article 2, and such breach, failure or misrepresentation is not cured to Purchaser’s reasonable satisfaction within 10 days after Purchaser gives Seller written notice identifying such breach, failure or misrepresentation;

(c)           by Seller, if Purchaser shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of Purchaser set forth in this Agreement shall not be true and correct to the extent set forth in Article 3, and such breach, failure or misrepresentation is not cured to Seller’s reasonable satisfaction within 10 days after Seller gives Purchaser written notice identifying such breach, failure or misrepresentation;

(d)           by Purchaser, if the conditions set forth in Section 5.1 become incapable of satisfaction;

(e)           by Seller, if the conditions set forth in Section 5.2 become incapable of satisfaction;

(f)           by Purchaser or Seller, if the Closing shall not have occurred on or before March 17, 2008 or such other date, if any, as Purchaser and Seller may agree in writing.

(g)           by mutual agreement if the landlord for the premises at 3303 Airline Boulevard, Portsmouth, Virginia has not consented to the assignment of such lease to Purchaser on or before the Closing Date.

(h)           this Agreement shall automatically terminate upon termination of the Assignment Agreement.

6.2.           Effect of Termination.

(a)           If this Agreement is terminated under Section 6.1, all further obligations of each party to the other will terminate without further liability of any party, except to the extent that any party has breached its obligations under this Agreement.

(b)           The obligations of Purchaser under Section 4.2 shall survive the termination of this Agreement for a period of eighteen (18) months.

ARTICLE 7
INDEMNIFICATION

7.1.           Survival of Representations and Warranties; Indemnification.

(a)           The representations and warranties of Seller and Purchaser contained in this Agreement, or in any certificate or other instrument delivered in connection herewith, shall survive the Closing and shall expire upon the first to occur of (x) six (6) months after the Closing Date, or (y) the date the Note is paid in full, provided that if any party hereto, before the expiration date of a representation or warranty given by another party hereto, delivers to such other party in good faith a written notice alleging a bona fide breach of such representation or warranty with sufficient detail to identify the claim and the amount of the indemnity being sought, the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. Any amounts under the Note not subject to bona fide set-off claims as herein provided shall be paid in full on the scheduled maturity date of the Note.  If the Purchaser shall fail to timely pay all amounts due as described in the preceding sentence, all rights of set-off against the Note, including any pending claims, shall be extinguished automatically, and the Purchaser shall have no further rights under Article 7.

(b)           From and after the date hereof, and at all times subject to (e) below, Seller shall defend, indemnify and hold harmless Purchaser (each a “Purchaser Indemnified Party”) from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (including, without limitation, interest, penalties and reasonable attorneys’ fees) (“Losses”), that such Purchaser Indemnified Party may incur, sustain or suffer resulting from or arising out of (i) any breach of or any inaccuracy in any representation or warranty of Seller contained in this Agreement, or any other certificate or other document delivered by Seller pursuant to this Agreement, or in any Schedule or Exhibit hereto or thereto, and/or (ii) any breach or failure to perform any covenant or agreement of Seller contained in this Agreement, and/or (iii) the reasonable legal costs and expenses incurred by Purchaser attributable to claims brought against the Purchaser by the following parties: Wharton’s Inc., Clothing Care, Inc., and William J. Griggs, Jr., seeking to: (1) enjoin the purchaser from operating business or dispose of its assets; (2) attach or encumber any Purchased Assets or Conveyed Assets (as that term is defined in the Assumption Agreement) or any proceeds generated by the Purchaser in operating its businesses in Virginia, or (3) avoid the transactions effected by this Agreement or the Assignment Agreement; provided that, subject to Section 7.1(e) below, the sole recourse of each Purchaser Indemnified Party with respect to claims under (i), (ii) and (iii) above shall be against the Note (as described in Section 7.1(d) below).

(c)           From and after the date hereof, Purchaser shall defend, indemnify and hold harmless Seller (each a “Seller Indemnified Party”) from, against and in respect of any and all Losses that such Seller Indemnified Party may incur, sustain or suffer resulting from or arising out of (i) any breach of or any inaccuracy in any representation or warranty of Purchaser contained in this Agreement, or any other certificate or other document delivered by Purchaser pursuant to this Agreement, or in any Schedule or Exhibit hereto or thereto, and/or (ii) any breach or failure to perform any covenant or agreement of Purchaser contained in this Agreement, provided that the liability of the Purchaser with respect to such indemnity shall not exceed $1,000,000 in the aggregate, if the Transactions contemplated hereby have closed, and any claims asserted by the Purchaser under Section 7.1(a) are bona fide and made in good faith.

(d)           In the event that any Purchaser Indemnified Party shall have incurred, sustained or suffered any Loss with respect to which it is entitled to be indemnified under Section 7.1(b) above, the sole recourse of such Purchaser Indemnified Party (subject to Section 7.1(e) below) shall be for Purchaser to set-off the full amount of such Loss against the unpaid principal amount the Note, in which event the Note shall be deemed to be automatically amended accordingly.  In addition, Purchaser shall have the right to set-off against the unpaid principal amount of the Note the full amount of the Losses arising as a result of breaches by the Companies under Section 3(c) and Section 9(f)(iv) of the Assignment Agreement, in which event the unpaid principal Note shall be deemed to be automatically amended accordingly.  For the avoidance of doubt, no offsets against the Note contemplated by the previous sentence can be effected for claims asserted after the scheduled maturity date of the Note.  Upon transfer by the Companies or their designees of the zoots.com web-site and 800 number in compliance with Section 9(f)(iv) of the Assignment Agreement, the Purchaser shall have no right of set-off against the Note with respect to such Section 9(f)(iv).  In addition, subject to Section 7.1(e) below, the sole recourse of each Purchaser Indemnified Party with respect to claims under this Section 7.1(d) shall be against the Note.

(e)           Except as hereinafter provided, Purchaser’s sole remedy with respect to this Article 7 shall be to offset any Losses against the then outstanding principal balance of the Note (as the same may be reduced under Section 1.7 hereof), and there shall be no other recourse against Seller.  If, however, the Seller elects to collect upon the Note on the scheduled maturity date, and Parent has paid the Note without effecting one or more of the set-offs that it was entitled to make under this Article 7, notwithstanding anything contained herein to the contrary, the Seller shall be liable to make indemnity payments to Purchaser under this Article 7 up to an aggregate maximum amount equal to the outstanding principal amount paid in cash by the Purchaser to Seller on account of the Note.  The limitation on the Seller’s liability under this Section 7.1 will terminate automatically if the Seller has asserted claims under Section 7.1(c) that are not bona fide and made in good faith.

(f)           All disputes arising under Section 7.1 of this Agreement (including the scope of this agreement to arbitrate) shall be resolved by binding arbitration which shall be administered by AAA in accordance with AAA’s Commercial Arbitration Rules.  The arbitration shall be conducted and the award shall be rendered in New York, New York or such other place as the parties to the arbitration agree before a single arbitrator that is mutually designated.  Each arbitrator shall be a retired judge or a practicing attorney with no less than fifteen (15) years of experience in arbitration and in commercial law. The arbitrator shall be required to follow the law of the Commonwealth of Massachusetts and the provisions of this Agreement.  For purposes of this Section 7.1, Seller and Parent shall be considered the same party to a dispute.  The arbitration shall be commenced not later than forty-five (45) days after the scheduled maturity date of the Note, and must be completed within forty-five (45) days of the arbitration’s commencement.  The failure to timely commence and prosecute such arbitration in accordance with this provision shall serve as a bar to any set-off or other recovery hereunder.

7.2.           Expenses.  The parties hereto agree that expenses under Section 7.1 hereof, shall be borne and paid as follows:

(a)           The fees and expenses of the arbitrator shall be borne one-half by Purchaser and one-half by Seller.  The Purchase shall pay such fees, and the principal amounts due under the Note shall be reduced by the portion paid on behalf of Seller.

(b)           If a party asserts a claim under and in accordance with Section 7.1, and is awarded at least 75% of the amount of its claim, the losing party shall pay the claimant the lesser of (x) the claimant’s actual costs and expenses for pursuing the claim, and (y) $50,000 within ten (10) days of the arbitrator’s decision.

(c)           If a party asserts a claim under and in accordance with Section 7.1, and is awarded less than 75% of the amount of its claim but more than 35% of such claim, each party shall bear its own actual costs and expenses.

(d)           If a party asserts a claim under and in accordance with Section 7.1, and is awarded less than 35% of the amount of its claim, the claimant shall pay the other party the lesser of (x) the other party’s actual costs and expenses for defending the claim, and (y) $50,000 within ten(10) days of the arbitrator’s decision.

(e)           If the prevailing party is the Purchaser, the Purchaser shall off set the expense reimbursement against any amounts due Seller under the Note.  If the amount due from the Seller exceeds amounts owing to it under the Note after giving effect to the set-off, the Seller shall pay the Purchaser any amount due Purchaser within ten (10) days after the arbitrator’s decision.  The Purchaser shall provide satisfactory documentation of its fees and expenses contemporaneously with the exercise of set-off or within five (5) days after the arbitrator’s decision.

(f)           If the prevailing party is the Seller, the Purchaser shall pay the Purchaser any amount due Purchaser within ten (10) days after the arbitrator’s decision, including, without limitation, any amounts due under the Note..  The Seller shall provide satisfactory documentation of its fees and expenses or within five (5) days after the arbitrator’s decision..

(g)           If the Purchaser fails to pay any amounts then due under the Note within within ten (10) days after the arbitrator’s decision, interest shall commence to accrue on the amounts due under the Note at the Default rate set forth therein until paid in full.

ARTICLE 8
MISCELLANEOUS

8.1.           Notices.  All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by e-mail or fax, by United States mail, certified or registered with return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered:

(a)           if to Seller, to:

Robert Hornstein
NewStar Financial, Inc.
500 Boylston Street
Boston, MA 02116

with a copy (which shall not constitute notice) to:

Mark Fogel
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199

(b)           if to Purchaser, to:

U.S. Dry Cleaning Corp.
4040 MacArthur Blvd., Suite 305
Newport Beach, CA 92660
Telecopier:  (949) 863-9657
Attn.:  Mr. Robert Y. (Robbie) Lee, Chief Executive Officer

with copies (which shall not constitute notice) to:

Levene, Neale, Bender, Rankin & Brill L.L.P.
10250 Constellation, Suite 1700
Los Angeles, CA 90067
Telecopier:  (310) 229-1244
Attn.:  Mr. Martin Brill

and

Greenberg Traurig, LLP
The Met Life Building
200 Park Avenue, 15th Floor
New York, NY 10166
Telecopier:  (212) 801-6400
Attn.:  Spencer G. Feldman, Esq.

or at such other address as may have been furnished by such person in writing to the other parties.  Any such notice, demand or communication shall be deemed given on the date given, if delivered in person, e-mailed or faxed or otherwise actually delivered, on the date received, if given by registered or certified mail, return receipt requested or given by overnight delivery service, or three days after the date mailed, if otherwise given by first class mail, postage prepaid.

8.2.          Governing Law; Forum.  This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts applicable to agreements executed and to be performed solely within such Commonwealth.  Any judicial proceeding arising out of or relating to this Agreement shall be brought in the courts of the Commonwealth of Massachusetts, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each of the parties further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served to it at the address and in the manner set forth in Section 8.1 or as otherwise provided under the laws of the Commonwealth of Massachusetts.  This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between the parties to waive any objections to jurisdiction, to venue or to convenience of forum.  The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the Commonwealth of Massachusetts for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

8.3.          Amendments, Waivers. This Agreement may be amended or modified only with the written consent of Purchaser and Seller.  No waiver of any term or provision hereof shall be effective unless in writing signed by the party waiving such term or provision.  No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights provided hereunder are cumulative and not exclusive of any rights, powers or remedies provided by law.

8.4.          Expenses.  Except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

8.5.          Successors and Assigns. This Agreement, and all provisions hereof, shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto except that this Agreement may be assigned by Purchaser to any of its Affiliates or to any Person financing or acquiring a material portion of the assets, business or securities of Purchaser, whether by merger, consolidation, sale of assets or securities or otherwise.

8.6.          Entire Agreement. This Agreement, the attached exhibits and schedules, and the other agreements, documents and instruments contemplated hereby and thereby contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

8.7.          Counterparts.  This Agreement may be executed in one or more counterparts, and with counterpart facsimile signature pages, each of which shall be an original, but all of which when taken together shall constitute one and the same Agreement.

8.8.          Headings.  The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

8.9.          Further Assurances. Following the Closing, the parties will execute and deliver such documents and take such other actions as may be reasonably requested from time to time by Purchaser or Seller in order to fully consummate the Transactions.

8.10.        Third Party Beneficiaries. Nothing in the Agreement shall be construed to confer any right, benefit or remedy upon any Person that is not a party hereto or a permitted assignee of a party hereto, except as otherwise expressly set forth in this Agreement.

8.11.        No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or documents contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

8.12.        Schedules and Exhibits.  All Schedules and Exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference in this Agreement for all purposes of this Agreement.  Information set forth on any Schedule shall be deemed to qualify each other section of this Agreement to which such information is applicable (regardless of whether or not such other section is qualified by reference to a Schedule).  No information set forth on any Schedule shall be deemed to broaden in any way the scope of Seller’s representations and warranties.  Neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any item on a Schedule is evidence of or intended to imply the materiality of such item for purposes of the Agreement, or that such item is a disclosure required under the Agreement.  Any description of any agreement, document, instrument, plan, arrangement or other item set forth in a Schedule is a summary only and is qualified in its entirety by the terms of such agreement, document, instrument, plan, arrangement or item, copies of which have been made available to Purchaser.  No disclosure in any Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, or shall constitute an admission of liability to any third party.

8.13.        Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.14.        Severability. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.  If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

8.15.       Certain Taxes. All transfer, documentary, sales, use, real property gains, stamp, registration, and other such Taxes and fees incurred in connection with this Agreement shall be paid by Seller when due.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written.

NEWSTAR FINANCIAL, INC., as
   Administrative Agent and Lender

By:  /s/ Robert Hornstein
Name:     Robert Hornstein
Title:     Managing Director

USDC PORTSMOUTH, INC.

By:
Name:
Title:

U.S. DRY CLEANING CORPORATION

By:
Name:
Title:

The undersigned, being the sole stockholder of USDC Portsmouth, Inc., Purchaser named in, and party to, the foregoing Agreement, hereby unconditionally guarantees the timely payment and performance by such Purchaser of its obligations under the foregoing Agreement, and agrees that such guarantee shall not in any manner be affected or impaired by (a) any amendment or modification of the Agreement or any other Transaction Documents, (b) any waiver or indulgence granted or permitted under any of the Transaction Documents, (c) any bankruptcy, insolvency, reorganization or other such proceeding at any time against Purchaser, or (d) any other fact, event, circumstance or condition which might constitute a legal or equitable defense to the obligations of a guarantor.

U.S. DRY CLEANING CORPORATION By: Name: Title:

Schedule 1.1

Secured Party Sale Agreement date as of March 21, 2008
Among
Newstar Financial, Inc, as Administrative Agent, as Seller
and
USDC Portsmouth, Inc, as Purchaser, and U.S. Dry Cleaning Corporation

PURCHASED ASSETS

Each Company’s right, title and interest in tangible and intangible property and assets of such Company used in the operation of the business of such Company at those locations and zip codes identified described below (the “Portsmouth Locations”):

(a)           all tangible personal property, including without limitation, all goods, inventory (including, without limitation, all merchandise, raw materials, work in process, finished goods and supplies), machinery, equipment (subject to the rights of any equipment lessor in such equipment), tools, furniture, fixtures (other than any fixtures that are deemed to be real estate requiring a filing with local land records), office supplies, computers and associated equipment (subject to the rights of any equipment lessor in such equipment) used in the operation of the business of the Company and located at any of the Portsmouth Location;

(b)           all rights and privileges under all authorizations, permits, licenses and franchises issued, granted or licensed to any Company for the operation of its business at each Portsmouth Location to the extent such rights and privileges constitute general intangibles;

(c)           the entire goodwill of the business of each Company associated exclusively with the operation of the Portsmouth Locations; and

(e)           all other personal property of each Company, including, without limitation, all accounts, accounts receivable, all lists, data, other general intangibles and other documents and papers relating exclusively to the operation of the business at the Portsmouth Locations, and all financial books and records and other books and records relating exclusively to the business of each Company at the Portsmouth Locations.

Notwithstanding the foregoing, the “Applicable Collateral” shall not include the Excluded Assets.

Portsmouth Locations

Store #		Street Address	City	State	Zip

17	Lynnhaven, VA	1165 Lynnhaven Pkwy	Lynnhaven	VA
18	Chesapeake Sq, VA	4101 Portsmouth Blvd	Chesapeake	VA
19	Great Bridge, VA	213 South Battlefield Blvd	Chesapeake	VA
20	Cypress Point, VA	925 Diamond Springs Road	Cypress Point	VA
23	Pembroke, VA	4421 Virginia Beach Blvd	Pembroke	VA
35	Kempsville, VA	5401 Indian River Rd	Indian River	VA
37	Great Neck, VA	1416 North Great Neck Rd	Great Neck	VA
41	NAB - Little Creek VA	Building 3370 Gator Blvd	Norfolk	VA
46	Chesapeake (Greenbrier), VA	1412 Greenbrier Pkwy	Greenbriar	VA
55	Newport News, VA	12551 Jefferson Ave, Ste. 259	Newport News	VA
76	Dominion Mktplace.	910 Great Bridge Blvd.	Chesapeake	VA
Plant
	Portsmouth, VA	3303 Airline Blvd.	Portsmouth	VA